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MIMEDX GROUP, INC.
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On May 18, 2022, the Registrant published the following information on its website, https://votemimedx.com:

MIMEDX

A TRANSFORMATIONAL PLACENTAL BIOLOGICS COMPANY

Investor Presentation

May 2022

DISCLAIMER & CAUTIONARY STATEMENTS

Participants in the Solicitation

MIMEDX Group, Inc. (the "Company"), its directors, director nominees and certain of its executive officers are participants in the solicitation of proxies from shareholders in respect of the Company's 2022 annual meeting of shareholders (the "Annual Meeting"). The Company has filed with the Securities and Exchange Commission (the "SEC") and is mailing to shareholders a definitive proxy statement and associated WHITE proxy card in connection with the solicitation of proxies for the Annual Meeting. Details concerning the nominees of the Company's board of directors for election at the Annual Meeting are included in the Company's definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY'S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of the Company's participants and their respective interests in the matters to be voted on at the Annual Meeting, by security holdings or otherwise, are set forth in the Company's definitive proxy statement and other documents filed with the SEC in connection with the Annual Meeting. Information regarding subsequent changes to their holdings of the Company's securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company's website at www.mimedx.com or through the SEC's website at www.sec.gov. Investors and shareholders can obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC's website at www.sec.gov. The Company's shareholders can also obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents from the "SEC Filings" section of the Company's website at www.mimedx.com.

This presentation includes forward-looking statements. Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Such forward-looking statements include statements regarding:

- future sales or sales growth;
- the Company's expectations regarding its mdHACM product's potential use as a safe and effective treatment option, and that it may be an effective treatment for persons battling inflammatory conditions; the Company's plans for meetings with the U.S. Food & Drug Administration (FDA), and planned biologics license application (BLA) submissions to the FDA, and their timing; plans for future clinical trials, including the Company's decision to pursue or not pursue, and their timing;
- the effectiveness of amniotic tissue as a therapy for any particular indication or condition;
- estimates of potential market size for the Company's current and future products;
- plans for expansion outside of the U.S.;
- expected spending on clinical trials and research and development;
- the Company's long-term strategy for value creation, the status of its pipeline products, expectations for future products, and expectations for future growth;

DISCLAIMER & CAUTIONARY STATEMENTS

Additional forward-looking statements may be identified by words such as "believe," "expect," "may," "plan," "potential," "will," "preliminary," and similar expressions, and are based on management's current beliefs and expectations. Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from expectations include:

- future sales are uncertain and are affected by competition, access to customers, patient access to healthcare providers, and many other factors;
- the results of a clinical trial or trials may not demonstrate that the product is safe or effective, or may have little or no statistical value; the Company may change its plans due to unforeseen circumstances, and delay or alter the timeline for future trials, analyses, or public announcements; the timing of any meeting with the FDA depends on many factors and is outside of the Company's control, and the results from any meeting are uncertain; a BLA submission requires a number of prerequisites, including favorable study results and statistical support, and completion of a satisfactory FDA inspection of the Company's manufacturing facility or facilities; plans for future clinical trials depend on the results of pending clinical trials, discussion with the FDA, and other factors; and conducting clinical trials is a time-consuming, expensive, and uncertain process;
- the future market for the Company's products can depend on regulatory approval of such products, which might not occur at all or when expected, and is based in part on assumptions regarding the number of patients who elect less acute and more acute treatment than the Company's products, market acceptance of the Company's products, and adequate reimbursement for such therapies;
- the process of obtaining regulatory clearances or approvals to market a biological product or medical device from the FDA or similar regulatory authorities outside of the U.S. is costly and time consuming, and such clearances or approvals may not be granted on a timely basis, or at all, and the ability to obtain the rights to market additional, suitable products depends on negotiations with third parties which may not be forthcoming;
- whether there is full access to hospitals and healthcare provider facilities, as a continuation or escalation of access restrictions or lockdown orders resulting from the ongoing COVID-19 pandemic; and
- expected spending can depend in part on the results of pending clinical trials.

The Company describes additional risks and uncertainties in the Risk Factors section of its most recent annual report and quarterly reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this presentation and the Company assumes no obligation to update any forward-looking statement.

Agenda

I. COMPANY OVERVIEW

II. CLEAR STRATEGY FOR VALUE CREATION

III. CORPORATE GOVERNANCE

IV. SETTING THE RECORD STRAIGHT ON PRESCIENCE POINT'S FALSE STATEMENTS AND MISLEADING ATTACKS

V. MIMEDX IS ON THE RIGHT PATH

EXECUTIVE SUMMARY

- We have a **clear strategy for long-term shareholder value creation** and recently reported our third **consecutive** quarter of double-digit growth in in MIMEDX's Advanced Wound Care & Surgical Recovery products

- The Board and management team have taken **decisive and positive actions to stabilize and transform MIMEDX** over the last three years to position the Company for long-term, sustainable growth. **We are a stronger company today than we were three years ago**

- We have restored the Company's **integrity**, transformed the **culture** of the organization, and **re-established** MIMEDX's **credibility** and **reputation**

- Prescience Point is **again** trying to unravel years of methodical progress; its latest "withhold" campaign is driven by its own **self-serving** and **short-term** interests

- The **right directors, leadership team, and strategy** are in place. We are confident that our current strategy and team will best position MIMEDX for our **next phase of growth** and for **success and value creation for shareholders**

COMPANY OVERVIEW

OUR PLACENTAL BIOLOGICS ARE TRANSFORMING MEDICINE AND PATIENTS' LIVES



LEADING PRODUCT PORTFOLIO POSITIONED FOR GROWTH

MDXG

$257.5M
TTM Net Sales

83.1%
TTM Gross Margin

($12.4M)
TTM Net Loss

$12.0M
TTM Adjusted EBITDA[1]

13.4%
Year-over-year Revenue growth in Wound Care & Surgical business[2]

800+
Employees[3]

$558M
Market Cap[4]

$75.7M
Cash at 3/31/22

2,000,000+
Allografts Distributed[5]

Purion

EPIFIX® AMNIOFIX®
EPICORD® AMNIOCORD®

50+
Clinical & Scientific Publications

100%
National Payor Coverage for DFUs[6]

300M+
people worldwide suffering from hip and knee OA[7]

30M (U.S.)
with diabetes[8]

2.9M
chronic wounds[9]

In a recent peer-reviewed study, the average cost/episode with EPIFIX was

~$3000 less

versus other advanced treatments[10]

42%
of the low risk-of-bias studies in AHRQ assessment were on MIMEDX products[11]

(1) TTM refers to the trailing twelve months ended March 31, 2022, and is calculated for any measure by adding the results for the full year ended December 31, 2021 to the results for the quarter ended March 31, 2022 and subtracting the results for the quarter ended March 31, 2021; Adjusted EBITDA is a non-GAAP measure consisting of GAAP net loss excluding: (i) depreciation, (ii) amortization of intangibles, (iii) interest expense, (iv) income tax provision, (v) costs incurred in connection with Audit Committee Investigation and Restatement, (vi) impairment of intangible assets, and (vii) share-based compensation. Refer to Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 28, 2022 (the "2021 Annual Report") for defined terms and reconciliation to the nearest GAAP measure. (2) Year-over-year growth based on sales of our Advanced Wound Care products, which excludes Section 351 products (as defined in our 2021 Annual Report) for Q1 2022 compared to Q1 2021. (3) As of December 31, 2021. (4) Based on closing stock price on May 17, 2022. Assumes conversion of Series B shares. (5) As of May 17, 2022; (6) UnitedHealthcare Commercial Medical Policy 2020T0592H; Aetna Policy: CPB# 331, Skin and Soft Tissue Substitutes; Anthem Policy: SURG.00011, Allogeneic, Xenographic, Synthetic and Composite Products for Wound Healing and Soft Tissue Graf ting; Cigna Policy: 0068, Tissue-Engineered Skin Substitutes; Humana Policy: HCS-0370-037, Skin and Tissue Substitutes. (7) Safiri S, Kolahi A, Smith E, et al. Global, regional and national burden of osteoarthritis 1990-2017: a systematic analysis of the Global Burden of Disease Study 2017Annals of the Rheumatic Diseases 2020;79:819-828. (8) Sen CK. Human Wounds and Its Burden: An Updated Compendium of Estimates. Adv Wound Care (New Rochelle). 2019; 8(2):39-48. doi:10.1089/wound.2019.0946; (9) BioMed GPS SmartTrak; (10) Tettelbach, WH, Armstrong, DG, Chang, TJ, et al. Cost-effectiveness of dehydrated human amnion/chorion membrane allografts in lower extremity diabetic ulcer treatment. Journal of Wound Care 2022 31:Sup2, S10-S31. (11) Snyder DL, et al. Agency for Healthcare Research and Quality. https://www.cms.gov/Medicare/Coverage/DeterminationProcess/downloads/id109TA.pdf. Published February 2020. Accessed October 13, 2021. AHRQ = Agency for Healthcare Research and Quality

MIMEDX

THE BOARD AND MANAGEMENT TEAM'S ACCOMPLISHMENTS SINCE 2019 HAVE TRANSFORMED MIMEDX

SUSTAIN → **STABILIZE** → **GROW**

2019
Timothy R. Wright Appointed

Board Reconstitution Begins

Resolved SEC Investigation

Indictment of Former Management

2020
Completed Multi-Period Financial Restatement

Implemented Code of Business Conduct and Ethics

Settled VA / DOJ Matter

Secured $150M Transformative Financing

Relisted on NASDAQ

Secured New Payor Coverage

Launched EPICORD Expandable

2021
Instituted Mission, Vision, Core Values

Gained Sell-Side Analyst Coverage

Grew Sales Organization ~10%

Established Advanced Science & Technology Committee on Board

Proactively Managed End of Enforcement Discretion(1)

Completed Full Board Reconstitution

Joined Russell 3000 and 2000 Indexes

Received Regulatory Approval For EPIFIX in Japan

Reported Top-Line Results in Phase 2B KOA Trial

Hosted First Investor Day Meeting With New Team

2022
Securities Class Action Lawsuit Dismissed

Remediated All Material Weaknesses in Internal Controls over Financial Reporting

Delivered Third Consecutive Quarter of Double-Digit Growth in AWC

Reorganized into Two Business Units

Anticipate formation of Scientific Advisory Board

Anticipate Launch of EPIFIX in Japan

Anticipate 2 New Product Launches in AWC and Surgical Recovery

Anticipate Additional Sell-Side Analyst Coverage

Anticipate Initiation of Enrollment in Knee OA Clinical Trial Program

Significant changes have been made over the last three years to better position the Company to execute our strategy

Our leadership team has been completely rebuilt and successfully accomplished a number of key governance, operational and financial milestones. We are a stronger MIMEDX today

(1) The FDA exercised enforcement discretion under limited conditions with respect to pre-market approval requirements for certain HCT/Ps through May 31, 2021. After May 31, 2021, we no longer sell our micronized and particulate products in the United States, and do not intend to sell such products in the United States until the FDA grants pre-market approval.

THE TRANSFORMATIONAL POTENTIAL

Transforming medicine in large and high growth markets with significant unmet needs



DMOAD

$4B+

Knee Osteoarthritis
+
Other OUS
+
Japan
+
Surgical Recovery
+
Advanced Wound Care

2026+

$2.7B

Japan
+
Surgical Recovery
+
Advanced Wound Care

2022-2023

$1.1B

Advanced Wound Care

Existing

BioMed GPS SmartTrak; GlobalData Tissue Engineered-Skin Sub Data Model Wound Management Year 2020 – retrieved Sept 2021; GlobalData Knee Reconstruction Data Model United States 2020; 3rd party proprietary assessment; Management estimates; OUS = Outside of United States; DMOAD = Disease Modifying Osteoarthritis Drug

MIMEDX

CLEAR STRATEGY FOR VALUE CREATION

CLEAR STRATEGY FOR LONG-TERM VALUE CREATION

R&D

- Accelerate KOA program
- Increase Product Vitality Index
- Advance portfolio of scientific evidence

OPERATIONS

- Implement CGMP throughout supply chain
- Leverage cost base
- Optimize quality, processes and scale

COMMERCIAL

- Achieve sustainable double-digit growth targets
- Realize opportunities beyond AWC into Surgical Recovery
- Expand international footprint

Strong capital position enables investment to sustain growth initiatives

KOA = Knee Osteoarthritis; CGMP = Current Good Manufacturing Practices; AWC = Advanced Wound Care

PIONEER IN PLACENTAL BIOLOGICS


Wound Care & Surgical Recovery
Purion
Regenerative Medicine & Biologics Innovation

Distinct drivers of significant shareholder value with current and future growth potential

ADVANCED WOUND CARE IS AN UNDERSERVED MARKET WITH GROWTH POTENTIAL

Total Addressable Market



$1.1B
$1.5B
+7% Annual
2021
2026

- Diabetic foot ulcers
- Venous leg ulcers
- Pressure ulcers
- Complex wounds

Growth Drivers:

Aging population

Increasing diabetes

Increasing obesity

GROWTH DRIVEN BY EXPANDING ACCESS & COMMERCIAL EXCELLENCE

Leading Portfolio

EPIFIX®

EPICORD®

EPIFIX® MESH

EPICORD® EXPANDABLE

Key Initiatives

- Targeting Points of Aggregation
- Selling Value versus Features & Benefits
- Educate – Build Market Awareness
- New Products & Services
- Expand Reimbursement Coverage

BioMed GPS SmartTrak; Management estimates

EXPANSION INTO SURGICAL RECOVERY MARKET PROPELS GROWTH

Total Addressable Market


$0.9B
$1.3B
+10%
Annual
2021
2026

- **Tissue augmentation**
- **Barrier properties**
- **Surgical closure**

Growth Drivers:

Aging population

Increasing obesity

Awareness & penetration

GROWTH DRIVEN BY MARKET DEVELOPMENT

Leveraging Portfolio

AMNIOFIX® AMNIOBURN®

AMNIOCORD® AMNIOFIX® FENESTRATED

Targeting Unmet Needs

- **Expand Reach in O.R.**
- **Procedural Training**
- **KOL Development by Specialty**
- **New Product Launches**
- **Clinical & Economic Evidence**

BioMed GPS SmartTrak; 3rd party proprietary assessment; Management estimates

MIMEDX

INTERNATIONAL EXPANSION INTO JAPAN IN 2022

Japan Market Overview


Market Sizing Algorithm
100,000
Addressable market
626,000
Chronic Leg Ulcers
126 Million
Japan Population (2021)

Strategy

- Received regulatory approval in June 2021 to market EPIFIX in Japan
- Approval includes broad label coverage for all hard-to-heal wounds
- Currently in dialogue with the Ministry of Health regarding reimbursement and related timeline
- Elements of go-to-market strategy in place: KOLs identified, gained support of prominent medical societies, trained ~200 physicians on use of product, selected clinical sites for product evaluations, selected local distributor

EPIFIX product launch planned shortly following reimbursement approval – MIMEDX to be first amniotic tissue to market in Japan

GlobalData Tissue Engineered-Skin Sub Data Model Wound Management Year 2020 – retrieved Sept 2021; Management estimates.

2022 LAUNCHES EXPAND PLACENTAL PORTFOLIO



AMNIOEFFECT™

Wide range of sizes up to 9 cm x 20 cm

Improved handling for minimally invasive procedures



Placental Collagen Matrix

Particulate format fulfills key portfolio gap

Retains key extracellular matrix components

Anticipate two new, organic products launched per year; future year new product launches would present additional upside opportunity

MIMEDX

MID-TERM GROWTH EXPECTATIONS DRIVEN BY TREATMENT TRANSFORMATION AND ONGOING PORTFOLIO INNOVATION


8.0%
7.0%
+
3.0%
2.0%
+
3.0%
2.0%
=
14.0%
11.0%
Existing Products
New Products/ Expansion
International
Overall Growth

Anticipate two new, organic products launched per year; future year new product launches would present additional upside opportunity

Management estimates of annual revenue growth rate.

MIMEDX

SIGNIFICANT UNMET CLINICAL NEED IN KNEE OSTEOARTHRITIS



Market Sizing Algorithm
12 Million
Target for
HA Injections
19 Million
Patients with KOA

Multiple factors drive overall transformation

Value Multipliers

- Product Label
- Dosing Regimen
- Bilateral Application
- Prophylactic Use
- Place in Treatment Algorithm
- Clinical Trial Results
- DMOAD



DMOAD
substantially
amplifies market
opportunity

GlobalData: 2020 Orthopedic Devices Knee Reconstruction US (2015-2030); GlobalData: Viscosupplementation Model (HA) U.S. (2015-2030); KOA = Knee Osteoarthritis; HA = Hyaluronic Acid

mdHACM HOLDS POTENTIAL TO REDUCE PAIN AND INCREASE FUNCTION IN KOA

- Phase 2B study did not meet primary endpoints, but demonstrated statistically significant and clinically meaningful improvement within Pre-Interim analysis cohort
- Plan to commence KOA Clinical Trial Program in 2022
- Anticipate BLA filing in late-2025 with greater probability of success

Pre-Interim Analysis Cohort

190-patient Cohort	3 months	6 months
WOMAC Pain	p=0.032	p=0.009
WOMAC Function	p=0.046	p=0.009
WOMAC Total	p=0.038	p=0.008

Dr. Vibeke Strand MIMEDX Investor Day
(Dec. 7, 2021)

"MIMEDX has learned much from this trial and I think they will further refine the final product characterization and **we should be optimistic that we will see positive results from future trials with this product**."

Knee Osteoarthritis

Trial initiation: 2022 2H
Est. BLA filing: 2025 2H
Est. launch: 2026 2H

	2022		2023		2024		2025		2026		2027	
	1H	2H	1H	2H	1H	2H	1H	2H	1H	2H	1H	2H



mdHACM = micronized dehydrated Human Amnion Chorion Membrane; WOMAC = Western Ontario and McMaster Universities Osteoarthritis Index; BLA = Biologics License Application; Timeline represents current plans and estimates only. Actual results and timing may differ materially. There can be no assurance that clinical trials are conducted or completed on schedule, that trial results are favorable, or that we obtain regulatory approval for our products and indications.

MIMEDX

ADVANCED WOUND CARE CONTINUES TO EXHIBIT STRONG DOUBLE-DIGIT GROWTH

Results for the Three Months Ended March 31 ($M)



Net Sales
(1.8%)
$60
$59
2021
2022
Adjusted Net Sales[1]
(1.3%)
$60
$59
2021
2022
Advanced Wound Care / Section 361 Net Sales[2]
+13.4%
$52
$58
2021
2022

Results for TTM Ended March 31 ($M)



Net Sales
+4.5%
$246
$258
2021
2022
Adjusted Net Sales[1]
+5.7%
$243
$257
2021
2022
Advanced Wound Care / Section 361 Net Sales[2]
+16.7%
$212
$247
2021
2022

MIMEDX Expects Sales of Its Advanced Wound Care / Section 361 Products to Grow 11% to 14% in 2022, with Growth Expected to Accelerate as the Year Progresses

(1) Adjusted net sales excludes revenue recognized from cash collections on remaining contracts. Adjusted net sales is a non-GAAP measurement. (2) Section 361 includes Tissue + Cord sales. Section 351 includes Micronized + Particulate sales. Advanced Wound Care / Section 361 and Section 351 Sales are Non-GAAP metrics. These two metrics allow investors to better understand the trend in sales between the two different product groups.

MIMEDX

EXISTING CASH LEVELS ARE SUFFICIENT TO SUPPORT NEAR-TERM R&D EFFORTS


Free cash flow neutral
Free cash flow positive
Dec '21
Business Results
Capital Expenditures
Other Uses
Dec '22
Business Results
Capital Expenditures
Other Uses
Dec '23
Increase
Decrease
Total

Cash and cash equivalents at March 31, 2022 = $75.7 million

Expect two clinical trials for Knee OA indication to cost less than $30 million; incurred over three years

Over the 12 – 15 months ending December 2022, we continue to expect:

- Base business to be cash flow neutral
- Overall revenue to return to levels consistent with those prior to end of Enforcement Discretion[(1)]

Business Results represents expected Adjusted EBITDA. Other Uses include debt service, and investigation, restatement and related expenses.

(1) The FDA exercised enforcement discretion under limited conditions with respect to pre-market approval requirements for certain HCT/Ps through May 31, 2021. After May 31, 2021, we no longer sell our micronized and particulate products in the United States, and do not intend to sell such products in the United States until the FDA grants pre-market approval.

MIMEDX

DIFFERENTIATED VALUE PROPOSITION OF TRANSFORMATION DRIVES GROWTH

Sustainable above-market growth from commercial business in multiple therapeutic areas with significant unmet need

Native and multimodal therapeutic properties of placental tissue provide vast range of organic product innovation

KOA indication represents blockbuster biologic opportunity

Underlying mechanism of action and proprietary tissue engineering offer new insights into disease modifying potential

Talented, skilled and seasoned management team and Board in place

MIMEDX

CORPORATE GOVERNANCE

OUR BOARD IS COMPRISED OF THE KEY SKILLSETS NECESSARY TO CONTINUE TO LEAD MIMEDX THROUGH THIS NEXT STAGE OF GROWTH

Current Board Skills Matrix

	Senior Leadership (Public C-Level / Board Experience)	Investor Relations Experience	Operational Expertise	Financial Expertise	M&A Expertise	Med Tech / Life Sciences Industry Experience	Risk Management	Diversity	Research and Regulatory Expertise (MD / PhD)	Clinical Drug Development Experience
Timothy Wright	✓	✓	✓	✓	✓	✓	✓	-	-	✓
Kathleen Behrens	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
James Bierman	✓	✓	✓	✓	✓	✓	✓	-	-	-
Phyllis Gardner	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
William Hawkins III	✓	✓	✓	✓	✓	✓	✓	-	-	-
Michael Giuliani	✓	✓	-	-	-	✓	✓	-	✓	✓
Martin Sutter	✓	✓	✓	✓	✓	✓	✓	-	-	-
Todd Newton	✓	✓	✓	✓	✓	✓	✓	-	-	-
Cato Laurencin	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Total	9/9	9/9	8/9	8/9	8/9	9/9	9/9	3/9	4/9	5/9

MIMEDX

OUR BOARD MEMBERS BRING DIVERSE SKILLSETS THAT HAVE BEEN CRITICAL FOR MIMEDX'S TURNAROUND

Each specific member of the Board was deliberately selected to Sustain, Stabilize, and Grow the Company

SUSTAIN

- Tumultuous period in the Company's history
- Numerous financial, accounting, operational and governance issues
- Need for strong leadership
- Added 3 directors selected by Prescience Point



Joined:
June 2019

M. Kathleen Behrens, PhD

- Combination of Board and management leadership as Founder, CEO, and/or Chair of biotechnology companies
- Independent life sciences consultant and investor
- Board Chair
- Total Public Board Experience: 9



Joined:
June 2019

K. Todd Newton ○

- Robust experience in finance and auditing as Executive VP, CFO, and COO of ArthroCare during Company turnaround
- Former CEO of Apollo Endosurgery
- Chair of Audit Committee
- Total Public Board Experience: 3



Joined:
June 2019

James L. Bierman ○

- C-level leadership as former President and CEO (COO and CFO) of Owens & Minor, a Fortune 500 company
- Auditing background as former Partner at Arthur Andersen
- Chair of Compensation Committee
- Total Public Board Experience: 6

STABILIZE

- Foundation put in place to restore credibility with key stakeholders including investors, employees, and regulators



Joined:
May 2019

Timothy R. Wright

- Critical leadership skills with over 30+ years in life sciences, med tech, and regenerative medicine
- Deep operational, spin-out, and turnaround experience
- Total Public Board Experience: 4



Joined:
November 2020

William A. Hawkins III ○

- Deep leadership and M&A experience in large-cap med tech as Chairman and CEO of Medtronic
- Former President and CEO of Immucor
- Chair of Ethics & Compliance Committee
- Total Public Board Experience: 8



Joined:
July 2020

Martin P. Sutter ○

- Long-term investor perspective with experience at 30+ portfolio company investments
- Co-Founder and Managing Director of EW Healthcare Partners
- Chair of Nominating & Corporate Governance Committee
- Total Public Board Experience: 12

GROW

- With the Company stabilized, MIMEDX can focus on driving growth through expanding clinical data and R&D



Joined:
November 2020

Michael J. Giuliani, MD

- 4 decades of clinical and regulatory experience
- Former VP, Research and Development at Covidien (Mallinckrodt)
- Total Public Board Experience: 1



Joined:
November 2020

Cato T. Laurencin, MD, PhD ○

- Pioneer of regenerative engineering; CEO of the CT Convergence Institute
- Member of the National Academy of Sciences
- Chair of Advanced Science & Technology Committee
- Total Public Board Experience: 4



Joined:
March 2021

Phyllis I. Gardner, MD

- Deep clinical and R&D experience
- Professor of Medicine at Stanford University with 35+ years of experience in academia, medicine and industry
- Total Public Board Experience: 10

Note: Total Public Board Experience represents all lifetime current and past public board roles, including at MIMEDX.

○ = Committee Chair

MIMEDX

OUR DIRECTOR NOMINEES BRING KEY EXPERTISE AND STERLING REPUTATIONS TO THE MIMEDX BOARDROOM

Dr. Phyllis I. Gardner brings an independent voice through her background in academia, medicine, and Boardrooms. James Bierman brings a history of healthcare senior executive operational experience



Joined:
March 2021

- ✓ Senior Leadership / Public Board Experience
- ✓ Investor Relations Experience
- ✓ Operational Experience
- ✓ Financial Experience
- ✓ M&A Experience
- ✓ Med Tech / Life Sciences Experience
- ✓ Risk Management
- ✓ Diversity
- ✓ MD
- ✓ Clinical Drug Development Experience

Phyllis I. Gardner, MD

Independent Director

- ✓ **Brings independent scrutiny and accountability, as evidenced by her early, original, and accurate analysis of Theranos**
- ✓ **Professor of Medicine at Stanford University with 35 years of experience in academia, medicine and industry**
- ✓ **Prior M&A expertise as senior leader:**
  - Sale of Corium ($500mm)
  - Sale of Aerogen (Undisclosed)
  - Sale of Aronex ($100mm)
- **Current Public Board Experience:**
  - Firebrick Pharma
  - CohBar
- **Former Public Board Experience:**
  - Revance Therapeutics
  - Corium International
  - Parnell Pharmaceuticals
  - Aerogen
  - BioMarin Pharmaceutical
  - Aronex Pharmaceuticals
  - Pharmacyclics
- **Selected affiliations:**
  - Member of the Harvard Medical School Board of Fellows
- **Other previous experiences include:**
  - Adjunct Partner at Essex Woodlands Health Ventures (1999-2014)
  - Principal Scientist, Vice President of Research at ALZA Technology Institute
- **Education:**
  - MD from Harvard University; Chief Residency at Stanford University Hospital; post-doctoral fellowships at Columbia University and University College London



Joined:
June 2019

- ✓ Senior Leadership / Public Board Experience
- ✓ Investor Relations Experience
- ✓ Operational Experience
- ✓ Financial Experience
- ✓ M&A Experience
- ✓ Med Tech / Life Sciences Experience
- ✓ Risk Management

James Bierman

Independent Director, Compensation Committee Chair

- ✓ **Brings Fortune 500 management and directorship experience**
- ✓ **Operational and financial experience in the healthcare sector**
- ✓ **Prior M&A expertise as senior leader:**
  - Sale of TMH to Blackstone ($6.1B)
  - Sale of OMI to One Equity Partners ($1.6B)
  - Acquisition of Medical Action Industries ($208mm)
  - Acquisition of Movianto Group (€130mm)
  - Sale of DTC Diabetes Supply Business ($63mm)
- **Current Public Board Experience:**
  - Tenet Healthcare Corporation
  - Novan
  - KL Acquisition Corp
- **Former Public Board Experience:**
  - Owens & Minor
  - TeamHealth Holdings (Formerly TMH)
- **Selected affiliations:**
  - Member of American Institute of Certified Public Accountants (inactive)
- **Other previous experiences include:**
  - EVP and CFO of Quintiles Transnational (2000 – 2004)
  - Partner at Arthur Andersen (1988 – 1998)
- **Education:**
  - M.B.A. from Cornell University; B.A. from Dickinson College

MIMEDX

DR. GARDNER BRINGS A FIERCELY INDEPENDENT VOICE TO THE BOARD



- Dr. Gardner is a **world-renowned, well-respected clinical pharmacologist** and healthcare executive with **over 35 years of life sciences experience, including expertise in drug development,** who has served on over 19 public and private boards
- Dr. Gardner brings a highly-sought, long track record of success and strong **ethical compass**
  - Evidenced by being an early, publicly vocal skeptic of Theranos' technology at a time when the company was a Wall Street and Silicon Valley favorite
  - Dr. Gardner's instrumental role in exposing fraud at Theranos is depicted on Hulu's popular television show "The Dropout"

Public Board Experience	Past and Present Affiliations	Portrayed in Hulu's "The Dropout" Exposing Fraud at Theranos
CohBar Inc., FirebrickPharma, BioMarin, Corium, Parnell Pharmaceuticals, Aronex Pharmaceuticals Inc, revance, Aerogen, pharmacyclics	Stanford University; Harvard Medical School; Columbia University in the City of New York; Harvard Medical School Board of Fellows	 DROPOUT 

Setting the Record Straight

✓ ***Dr. Gardner is a highly proven and independent director widely respected for her life sciences background***

✓ ***Dr. Gardner's deep clinical, drug development, and R&D experience provide unparalleled expertise to the MIMEDX Board to help maximize value for shareholders***

[dashed box] = Current Public Directorship

MIMEDX

MR. BIERMAN BRINGS DECADES OF SENIOR EXECUTIVE EXPERIENCE TO THE BOARD



- Mr. Bierman has served on the Board since June 2019 and brings senior level **operational, M&A, and financial experience** in the healthcare sector to the MIMEDX Board
- Mr. Bierman is a **seasoned executive** who previously served as President and Chief Executive Officer, and as a member of the board of directors, of Owens & Minor, a Fortune 500 company and a leading distributor of medical and surgical supplies
- He currently serves on the Board of KL Acquisition, Novan and Tenet Healthcare and has served on over 7 public and private company Boards
- During Mr. Bierman's tenure as CEO of Owens & Minor, the company achieved a Total Shareholder Return (TSR) of **77.8%**, **+40.7%** above the TSR of the S&P 500 index during the same period

Public Board Experience	Past and Present Affiliations	Recognized for His Leadership, Financial Acumen and Operational Abilities
Tenet Health; NOVAN; Kennedy Lewis Investment Management; OM Owens & Minor; TEAMHealth	Cornell University; Dickinson; AICPA	"Jim is highly qualified with **significant operational** and **financial experience** in the healthcare sector, and we look forward to benefitting from his valuable insights and perspective" **Ronald A. Rittenmeyer, Chairman & CEO, Tenet Healthcare September 2017**

Setting the Record Straight

✓ ***Mr. Bierman joined our board in June 2019 as part of our Board refreshment process***

✓ ***In addition to his leadership, Mr. Bierman brings a wealth of experience in financial and operational strategies, M&A , and a health care industry perspective***

Source: FactSet.

[dashed box] = Current Public Directorship

MIMEDX

DR. BEHRENS IS WELL-SUITED TO CHAIR THE MIMEDX BOARD



- Dr. Behrens brings a combination of **Board and management leadership** experience, most notably as Founder and CEO of the KEW Group, a private oncology company and Chairwoman of Sarepta Therapeutics, **a multi-billion-dollar medical research and drug development company**
- Dr. Behrens has **technical training in life sciences, including a Ph.D. in Microbiology**, **experience managing healthcare and life sciences companies** and **significant investing and financing experience**. She served as a general partner for RS Investments and Robertson, Stephens & Co., two leading investment and capital markets firms
- She currently serves on the Boards of Sarepta Therapeutics and IGM Biosciences and has served on 9 public company boards throughout her career

Public Board Experience

igm Biosciences, Inc. | SAREPTA THERAPEUTICS | PDL BioPharma
AMYLIN | InSiteVision Solutions for Sight | CELL GENESYS
Abgenix | *Cor Therapeutics*

Past and Present Affiliations

UC DAVIS UNIVERSITY OF CALIFORNIA | KEW precision medicine for all
National Research Council NRC | NATIONAL VENTURE CAPITAL ASSOCIATION Funding innovation. Empowering entrepreneurs | EXECUTIVE OFFICE OF THE PRESIDENT OF THE UNITED STATES

Dr. Behrens Was Nominated to the MIMEDX Board By Prescience Point

"Prescience believes that Dr. Behrens Wiley's **substantial experience in the financial services and biotechnology sectors**, as well as in healthcare policy, **makes her a well-qualified candidate** for the Board."

Prescience Point
May 29, 2019

Setting the Record Straight

✓ ***Dr. Behrens has served on the Board since June 2019 and was nominated as a director because of her substantial experience in the financial services and biotechnology sectors, as well as in healthcare policy***

✓ ***Dr. Behrens brings a wealth of experience as a former public-market biotechnology securities analyst and venture capitalist***

[- - -] = Current Public Directorship

MIMEDX

IMPROVEMENTS BY MANAGEMENT AND BOARD HAVE POSITIONED MIMEDX FOR THE FUTURE

MIMEDX has adopted approximately 70 corporate governance reforms since 2019

Selected Key Governance Enhancements

- 100% Refreshed Board Since 2019
- 90% Refreshed Management Since Tim Wright Joined the Company in 2019
- Separated Chair and CEO Roles
- New Ethics & Compliance and Advanced Science & Technology Committees
- Relisted on NASDAQ
- Recruited new Chief Financial Officer and Chief Accounting Officer
- Resolved FDA and SEC Regulatory and Litigation Issues
- Amended Bylaws to Limit Outside Board Participation
- New Charters for Board Committees
- Eliminated Staggered Board
- Adopted Proxy Access
- Decreased Ownership Threshold for Calling Special Meetings

MIMEDX's Management and Board have now resolved the Company's legacy issues and are fully focused on future growth

MIMEDX

MANAGEMENT COMPENSATION IS ALIGNED WITH OPERATIONAL AND FINANCIAL GOALS AND TOTAL SHAREHOLDER RETURNS

Compensation is based on a philosophy of organizational and individual performance and is aligned with shareholder value through performance factors and significant equity-based portions of total compensation

86% of CEO Compensation [1] Subject to Risk


CEO
14%
14%
54%
18%
32% of CEO compensation subject to performance targets
71% of CEO compensation is equity based, and aligned with shareholders


Other NEOs
27%
44%
14%
15%
RSUs variable
PSUs variable
Cash fixed
Cash variable

Management Incentive Plan (MIP) [2]

MIP Components

75%:
- ***Growth (Revenue)***
- \+ **Profitability (*Adjusted EBITDA [ex. R&D]*)**
- \+ **R&D (Product Launch; Trial Milestones)**

25%:
- \+ **Individual Performance**

Compensation Overview

- The Compensation Committee works with an independent consultant to align with best practices and MIMEDX's peers [3]
- MIP Components in 2022 include R&D goals aligned with the Company's external commitment to progress the Commercial and Late Stage pipeline projects
- In comparison with our peer group, CEO compensation was well within the range and not in the highest percentiles, when looking at base salary, target total cash compensation and target long-term incentives
- In 2022, the Compensation Committee elected to increase the portion of the Company's executives' total compensation subject to risk by including performance stock units as a significant part of the long-term incentives granted to the NEOs. The performance criteria are based on revenue growth and total shareholder returns, both directly aligned with shareholder value. **If these criteria are not met, the units will not vest**
- **NONE of MIMEDX's executive officers received annual cash bonuses at their 2021 target levels**, in part due to the decline in the Company's stock price

Management's compensation is well within the average range in comparison with our peer group and is based on widely accepted best practices within our industry

Source: Company disclosures and SEC filings.
Note: Adjusted EBITDA is a non-GAAP measure. Refer to appendix for more information and reconciliation to the nearest GAAP figure.
(1) For 2022. Long-term equity incentives include restricted stock units (RSUs) and performance stock units (PSUs).TSR from 04/27/21 – 04/27/22.
(2) Management Incentive Plan (MIP) is the cash bonus plan applicable to all Named Executive Officers (NEOs).
(3) Peers for compensation assessment are: AKBA, COLL, AORT, LAB, HALO, IRWD, LMNX, VIVO, NSTG, OMER, OSUR, ORGO, OFIX, PGEN, SPPI, TVTX, VNDA, VCEL.

MIMEDX

OUR STRATEGY ALSO HIGHLIGHTS MIMEDX'S COMMITMENT TO GROWING RESPONSIBLY

ESG: Commitment to Corporate Social Responsibility



"WE HAVE AN OPPORTUNITY AND RESPONSIBILITY TO MAKE A DIFFERENCE FOR THESE PATIENTS, AND IN DOING SO, GROW A SUCCESSFUL AND MEANINGFUL HEALTHCARE COMPANY."

- Timothy R. Wright, MIMEDX CEO

Commitment to Ethical, Sound Governance

- Independent Chief Compliance Officer and VP of Internal Audit report directly to the Board
- Conduct regular training on newly implemented Code of Conduct and Ethics
- Fully resolved ALL material weaknesses in internal control environment

Commitment to Diversity

- Formed Inclusion and Diversity Council to assess, develop and inform initiatives, then implement change
- Rolled out unconscious bias training for all leadership
- Progressed toward NASDAQ standards for diversity, with 3 of 9 board members meeting diversity guidance
- As of December 31, 2021, 55% of our employees are women, and women comprised 56% and 57% of our new hires in 2021 and 2020, respectively

Commitment to Our Patients and the Communities Where We Work and Live

- Implemented Company-wide Vision, Mission and Core Values
- Maintained full employment during COVID-19, including flexible and hybrid work environment
- Offered employees ~1900 hours of remote learning during COVID
- Strategically kept staffing levels in place despite end of the FDA's period of Enforcement Discretion
- COVID response included temperature testing, PPE distribution, onsite vaccination, and onsite test kits for employees

Commitment to Environmental Responsibility

- Core technology uses donated tissue that would otherwise be disposed as medical waste
- Lightweight, small-dimension shipments require no special storage or delivery, with minimal carbon footprint
- Donor Recovery Team maintained presence in hospital throughout COVID to ensure continuity of supply/minimal waste
- Introduced Lean Six Sigma program to address areas for efficiency & scrap reduction

Ethics, Stewardship and Compliance is Our Foundation

SETTING THE RECORD STRAIGHT ON PRESCIENCE POINT'S FALSE STATEMENTS AND MISLEADING ATTACKS

PRESCIENCE POINT'S FALSE ARGUMENTS ARE NOT GROUNDED IN FACTS

Prescience Point's False Arguments	The Truth
1 ***Prescience Point "is deeply concerned by MIMEDX's operational performance, strategic direction, and stock price performance"***	▪ MIMEDX is confident in the steps we are taking to advance our strategy ▪ We recently reported a **third consecutive quarter of double-digit growth** in our continuing portfolio of products. ▪ The changes we made to reorganize, retrain, and **realign our sales personnel to improve revenue generation** are working ▪ Under the Board's oversight, MIMEDX has also **successfully accomplished a number of governance, operational and financial milestones** that have been critical to restoring the Company's credibility, integrity and reputation, improving business liquidity, and transforming the culture of the organization ▪ **We are a stronger Company today than we were three years ago**
2 ***"MIMEDX has badly mismanaged its clinical trials, which directly led to the disappointing results of both its Phase 2b knee OA and Phase 3 plantar fasciitis trials"***	▪ Throughout all clinical trials, **MIMEDX products were deemed safe with no adverse events**, substantiated by the Company's external Data Safety Monitoring Board ▪ Numerous improvements have been implemented in the Company's R&D, Operations and Manufacturing organizations, following the result of 2019 FDA inspections ▪ We have used learnings from our Phase 2B KOA and other clinical trials to augment our own efforts with **industry-leading clinical and scientific resources, including world-class experts in the field of osteoarthritis**, external consultants and third party collaborators who can help oversee clinical trial site monitoring, data management, statistical analysis, and reporting activities

Source: Company disclosures, press releases, SEC filings and other public statements.

MIMEDX

PRESCIENCE POINT'S FALSE ARGUMENTS ARE NOT GROUNDED IN FACTS

Prescience Point's False Arguments	The Truth
3 ***"MIMEDX has failed to communicate the value of its wound care business and the immense promise of its premier asset – AMNIOFIX – to the investment community … we believe there is a good chance that MIMEDX will pursue strategic alternatives for its AMNIOFIX asset later this year"***	▪ Through **more than 345 meetings since our relisting in 2019,** we have kept investors informed about our pipeline potential in a timely and prudent manner, consistent with SEC and FDA guidelines ▪ During **the Company's December 2021 Investor Day, which attracted more than 445 attendees,** we spent a significant amount of time on the AMNIOFIX/mdHACM opportunity as a potential blockbuster biologic; this included recent trial results, key findings, the Company's path forward, and possible variables in the Total Addressable Market for mdHACM ▪ While we believe our stock price is not reflective of our intrinsic value and progress, we note that in the last 12 months, **MIMEDX's stock has performed in line with the average of its peers**
4 ***Prescience Point has made suggestions on improving governance, including calling for shareholder representation, and suggesting Mr. Eiad Asbahi replace Dr. M. Kathleen Behrens as Chair and add Prescience Point associate Mr. Chris Li to the Board***	▪ **Mr. Eiad Asbahi is not qualified to serve on the MIMEDX Board in any capacity** ▪ The Board carefully reviewed Mr. Asbahi's qualifications last year when he first nominated himself for election at the 2021 Annual Meeting. The Board determined that his **lack of public company, board and applicable life sciences industry experience would make him unqualified for our Board** ▪ Mr. Asbahi's **criminal conduct involving a serious illegal drug**, and **the fraudulent lengths he went to obtain it**, in our view, shows that he is **entirely unfit to serve on the board of this, or any other, life sciences company**
5 ***"For the past two and a half years, Prescience Point has worked diligently to create value for all MIMEDX shareholders"***	▪ Mr. Asbahi and Prescience Point **explicitly stated their interest in a sale of AMNIOFIX / mdHACM or the entire business** later this year. **Why?** Mr. Asbahi is motivated by **his fund's extreme concentration in MIMEDX and their need for a "fire sale"** ▪ As of March 28, 2022, **approximately 47% of its estimated assets under management (AUM) were invested in MIMEDX**, an ownership stake that guarantees every decision he makes will be to serve his own interests and not those of all shareholders. **The firm's recent stock sales are in direct conflict with the best interests of all other shareholders**

Source: Company disclosures, press releases, SEC filings and other public statements.

MIMEDX

PRESCIENCE POINT'S FALSE ARGUMENTS ARE NOT GROUNDED IN FACTS

Prescience Point's False Arguments	The Truth
6 ***"We feel that it is imperative to make abundantly clear our dissatisfaction with the status quo, which is why we intend to vote 'Withhold' against the incumbent directors [Dr. Gardner and Mr. Bierman] standing for re-election"***	▪ Members of the MIMEDX Board and senior management team have **engaged extensively with Prescience Point and its founder, Mr. Asbahi, on more than 46 occasions since 2019** – a track record Mr. Asbahi repeatedly downplays and misrepresents to his fellow holders ▪ Mr. Asbahi was offered a meeting with the Nominating and Governance Committee of the Board of Directors and refused because it was "**not a productive use of their time**" ▪ Not only did **Mr. Asbahi fail to provide any specific solutions for the Board to consider** but he was not interested in maintaining a constructive dialogue with any members of the MIMEDX leadership team or Board of Directors ▪ Dr. Gardner and Mr. Bierman bring **important skills, business acumen, public company board and industry experience,** including in the areas of drug development and M&A to guide and oversee the Company as fiduciaries at this critical time
7 ***"Despite management's consistent track record of shareholder value destruction, the Board has awarded executive compensation that is unjustified by performance and far exceeds what is paid by comparable companies"***	▪ Our executive compensation is **well within the average range in comparison with our peer group** and is based on **widely accepted best practices within our industry**. The MIMEDX Compensation Committee applies best judgment and discretion in establishing targeted pay levels and is focused on attracting and retaining **best-in-class talent at all levels in our Company** ▪ Furthermore, **despite misstatements** from Prescience Point, **NONE of the Company's executive officers received annual cash bonuses at their 2021 target levels**, in part due to the decline in the Company's stock price

Source: Company disclosures, press releases, SEC filings and other public statements.

PRESCIENCE POINT'S <u>FALSE ARGUMENTS</u> ARE NOT GROUNDED IN FACTS

Prescience Point's False Arguments	The Truth
8 ***"... the Company is being run primarily for the benefit of two factions – EW Healthcare Partners and management – at the expense of the broader shareholder base"***	▪ Management and EW Healthcare Partners are **aligned with the best interest of all shareholders and are committed to maximizing shareholder returns** ▪ Mr. Asbahi criticizes the number of MIMEDX directors nominated by EW Healthcare Partners, a nearly 20% shareholder ▪ Investors should consider that **Prescience Point is positioning itself to nominate <u>nearly half</u> of the MIMEDX Board while only holding 6.7%** of the Company's outstanding shares
9 ***[The EW Healthcare Partners transaction is] "... excessive, unnecessary, and incredibly value destructive transaction epitomizes the lack of regard that the current Board and management have shown for the best interests of shareholders"***	▪ While navigating the impacts of the COVID-19 pandemic, **MIMEDX stabilized and strengthened its balance sheet with a capital raise of $150 million in 2020**, comprised of a $100 million equity financing led by EW Healthcare Partners and a $50 million debt financing provided by Hayfin Capital Management LLP, **which signified a clear turning point for the business** ▪ **The value of EW's convertible preferred stock is directly linked to the performance of MIMEDX common stock,** ensuring the alignment of its interests with those of all shareholders ▪ The transaction was the **culmination of lengthy process to review potential financing alternatives by the Board, in consultation with the Company's professional and financial advisors** ▪ These additional resources provided the Company with the **necessary capital to enhance its R&D, manufacturing and commercial organizations**, with additional **flexibility to pursue attractive growth opportunities afforded by the Company's placental biologics portfolio**

Source: Company disclosures, press releases, SEC filings and other public statements.

MIMEDX

MIMEDX'S TSR METRICS HAVE PERFORMED IN LINE OR AHEAD OF PEERS

- While we believe our stock price is not reflective of our intrinsic value and progress, we note that in the last 12 months, **MIMEDX's stock has performed in line with the average of its peers** and reflects the current challenging market conditions
- MIMEDX has outperformed the average of its peer group since Tim Wright was announced CEO on May 9, 2019

Total Shareholder Return



TSR Since Tim Wright Was Announced CEO(1)
30.5%
MIMEDX
(32.5%)
Peers(4)
TSR Since Unaffected LTM(2)
(62.6%)
MIMEDX
(54.7%)
Peers(4)
TSR Since Prescience Point 13D Filing(3)
(3.0%)
MIMEDX
(5.5%)
Peers(4)

Source: FactSet as of 05/17/22.
(1) TSR from 05/09/2019 – 05/17/2022.
(2) TSR from 04/27/21 – 04/27/22.
(3) TSR from 04/28/22 – 05/17/22.
(4) Peers include IART, VCEL, ORGO, MDWD, AXGN, ANIK, TCMD, and RCEL. Average shown for peers.

MIMEDX

MANAGEMENT HAS IMPLEMENTED KEY SUCCESS FACTORS FOR mdHACM CLINICAL DEVELOPMENT STRATEGY

Numerous Decisive Steps Have Been Taken to Build Supporting Infrastructure and Increase Probability for Success in R&D Initiatives and the Company's Clinical Trial Program

R&D Accomplishments Since Tim Wright Began as CEO

- Dec. 2019 – FDA conducted cGMP inspections[(1)]
- Jul. 2020 – All remediation activities related to cGMP inspection completed[(2)]
- Aug. 2020 – Dr. Robert Stein hired as EVP, R&D
- Apr. 2021 – Dirk Stevens hired as SVP, Quality Assurance & Regulatory Affairs
- Apr. 2021 – Formed the Advanced Science & Technology Committee on the Board
- Since 2020, added / upgraded 7,000 ft² of clean room space and 2,500 ft² of controlled environment space, advancing to CGMP standards

Significantly improved rigor of clinical, regulatory, manufacturing and operations support

Strong commitment to expanding R&D organization – more than doubled R&D headcount

17 clinical, scientific and health economic publications supporting the value proposition for the Company's products

Positioning MIMEDX for Registrational Success in Next Clinical Trials

1. Comprehensive Root Cause Analysis Completed for Phase 2B KOA Study
2. Multi-Disciplinary Actions Launched to Mitigate Observed Study Issues
3. Global Pharmacovigilance System Implemented to Support Global Product and Clinical Trial Safety
4. Implemented Enabling Systems and Technologies for Clinical Trial Management
5. Lining Up Industry-Leading Clinical and Scientific Resources to Support Full Operational Management of Next KOA Study
6. Progressing Formation of Scientific Advisory Board with Renowned Clinical, Scientific and Academic Expertise

(1) 24 FDA observations.
(2) 171 remediation actions completed.

EW HEALTHCARE PARTNERS BRINGS EXPERIENCE AND EXPERTISE TO THE BOARD AND CRITICAL FUNDING TO THE COMPANY

- EW Healthcare Partners are highly skilled investors with a track record of value creation in healthcare
  - Over a 37 year history, EW has raised over $3 billion and invested in over 150 companies with a combined market capitalization in excess of $50 billion
  - Their investment team has 500+ years of combined healthcare industry experience
- EW Healthcare Partners is aligned with the best interest of ***all*** shareholders and wants to maximize shareholder returns
  - ***EW has a consistent track record of creating shareholder value:*** The firm has successfully built and contributed to the prosperity of numerous life science companies, with many of those companies being sold to create high returns for investors
  - ***EW is a highly respected healthcare investor:*** *their investment in MIMEDX demonstrates confidence in Management and the* Board's long-term vision for the Company
  - ***The value of EW's convertible preferred stock is directly linked to the performance of MIMEDX common stock****, ensuring the alignment of its interests with those of all shareholders*

Deep Experience In Healthcare

Selected Current Investments

bioventus, BREG, COTA, EyePoint Pharmaceuticals, Grundium, Majorelle Laboratoire Citoyen, Metabolon, Prolacta Bioscience, Sonendo, Suneva Medical, TelaBio, TissueTech, Venus Concept, Xenex Disinfection Services, Beacon

Selected Successful Exits

Abiomed, ATS Medical, BioForm Medical, GBT Grupo Biotoscana, Cardiva Medical, Inc., Cbr cord blood registry, China Cord Blood Corporation, Cognate Bioservices, Corium, Dow Pharmaceutical Sciences, Healthcare Brands International, ikaSystems, LifeCell, MicroPort, Orthovita, touchstone health

Regenerative Medicine

MIMEDX

MIMEDX HAS EXTENSIVELY ENGAGED WITH PRESCIENCE POINT

By the Numbers: Prescience Point Engagement

46

Engagements with Prescience Point Since 2019

22

Calls Since 2019, including One In-person Meeting at Prescience Point's Baton Rouge Office with Senior Management

3

Of Prescience Point's Nominees Added to the Board in 2019, each of which They have since Sought to Replace

2

Distracting and Costly Campaigns Waged by Prescience Point

- ✓ ***Despite their claims of poor investor outreach, MIMEDX has had more engagement with Prescience Point than any other shareholder since 2019***
- ✓ ***Prescience Point refused our recent offer to meet with the Nominating & Governance Committee of the Board, stating it was "not a productive use of their time"***

Members of the MIMEDX Board and senior management team have engaged extensively with Prescience Point and its founder, Mr. Eiad Asbahi, for more than three years

PRESCIENCE POINT'S PATTERN OF STOCK SALES IS INCONSISTENT WITH ITS STATED INTENT AS A "LONG-TERM HOLDER"

Despite claiming to be bullish on MIMEDX, Prescience Point has sold ~17% of its position since July 2021

Prescience Point Claim

"...[Prescience Point] believe[s] that AMNIOFIX [mdHACM] has a high chance of regulatory success **and that the product's peak sales could exceed $15 billion**."

April 2022

"...we believe that MIMEDX is **a much more investable and shareholder-friendly company** today than it was prior to the initiation of our campaign...**We have been and will continue to be a champion of MIMEDX**."

May 2021

"Look no further than the JP Morgan Healthcare Conference...given blunders such as these...its [MIMEDX's] **share price has subsequently declined...**"

April 2021

Prescience Point Conduct

- Prescience Point sold 434,811 shares of MIMEDX stock on April 13, 2022, **the same day they told the Company's management how bullish they were**
- Prescience Point **sold 564,561 shares of MIMEDX stock between April 8 and April 22, 2022** – all **while pushing MIMEDX to add their representatives** to the Board
- **This pattern is not new. On the day of and the two days after** Prescience Point published a research report with **a $31 price target**, the **firm sold 214,597 shares at a weighted average price of $9.24** (1)
- Prescience Point filed its **13D revealing these stock sales on January 13, 2021, the same day as the JP Morgan Healthcare Conference.** Mr. Asbahi placed blame on the conference for the stock price decline in an attempt to deflect the **downward pressure on the stock that Prescience Point's own sales created**

Prescience Point Stock Sales

Date / (Filing)	Position / (% O/S)	Δ Share Count	Δ % O/S
7/13/21 (13G)	9,144,776 (8.2%)	86,526	+0.1%
2/8/22 (13G/A)	8,411,019 (7.5%)	(733,757)	(0.7%)
4/28/22 (13D)	7,602,577 (6.7%)	(808,442)	(0.8%)
Total Change Since 7/13/21 13G Filing		(1,542,199)	(1.5%) *a ~17% position reduction*

Source: Company disclosures, press releases, SEC filings.
(1) Prescience Point published a research report with a $31 price target on December 16, 2020. Per its 13D filed on January 13, 2021, the firm sold 214,597 shares at a weighted average price of $9.24 from December 16, 2020 to December 18, 2020.

MIMEDX

PRESCIENCE POINT'S TRUE AGENDA IS TO SEEK CONTROL OF MIMEDX AND FORCE A SALE OF THE COMPANY OR AMNIOFIX / mdHACM

- While Prescience Point attempts to distract shareholders with misleading facts and statements, their public comments betray their true motivation – **Mr. Asbahi and Prescience Point explicitly stated their goal to force a sale of AMNIOFIX / mdHACM or the entire business later this year**
- Why? Mr. Asbahi is motivated by his fund's **extreme concentration** in MIMEDX
- As of March 28, 2022, approximately **47% of its estimated assets under management (AUM)** were invested in MIMEDX
- This extreme concentration places an **increasing pressure to get the Company sold. Prescience Point has no interest in long-term value creation**
    - <u>**These are not the actions nor the motivations of a committed, long-term investor**</u>

Prescience Point's Extreme Concentration in MIMEDX

Prescience Point's Portfolio (1)


53%
(All other investments)
47%
MIMEDX

"It is critically important that we all send a clear message through our WITHHOLD votes...**This will also help set the stage for next year's shareholder meeting, where four Board seats will be up for election.**"

Mr. Eiad Asbahi
May 6, 2022

Shareholders should be cautious of Prescience Point's intentions

Every decision Prescience Point makes will be driven by their interests and not those of all shareholders

While the Company regularly evaluates all strategic, financial and other market opportunities to maximize value, valuation should be a key factor and not just timing

Source: Company disclosures, press releases, SEC filings.
(1) Approximate figures as of March 28, 2022.

MIMEDX IS ON THE RIGHT PATH

THE RIGHT BOARD WITH THE RIGHT STRATEGY

- We have a clear strategy for long-term shareholder value creation and are a better, stronger Company than we were three years ago
- Our Board has a valuable mix of proven public company, financial, scientific and clinical skillsets that are necessary to navigate us through our next phase of growth
- Dr. Phyllis Gardner, James Bierman and Dr. Kathleen Behrens bring an independent voice, senior executive experience and significant public company leadership to the MIMEDX boardroom
- We believe Prescience Point is not acting on behalf of all MIMEDX shareholders with its repeated and costly attempts to replace directors, including those previously nominated by Prescience Point
- After 46 engagements with us since June 2019, we believe Prescience Point is out of constructive ideas for us and wishes to launch another distracting campaign
- We are on the right path with a continuing focus to keep investors informed and enhance long-term shareholder value

Vote for MIMEDX's Nominees on the WHITE Proxy Card

APPENDIX

NON-GAAP METRICS RECONCILIATION

($ millions)	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22
Net Sales – Reported	53.6	64.3	68.6	60.0	68.2	63.1	67.3	58.9
Less: Revenue Transition Impact[1]	(1.7)	(1.0)	(0.5)	(0.3)	(0.3)	(0.3)	(0.1)	0.0
Adjusted Net Sales	**51.9**	**63.3**	**68.1**	**59.7**	**67.9**	**62.8**	**67.2**	**58.9**
Gross Profit	45.4	54.0	57.8	50.3	55.4	53.0	56.7	49.0
Less: Revenue Transition Impact[1]	(1.5)	(0.9)	(0.4)	(0.2)	(0.3)	(0.3)	(0.1)	0.0
Adjusted Gross Profit	**44.0**	**53.1**	**57.4**	**50.1**	**55.1**	**52.7**	**56.6**	**49.0**
Adjusted Gross Margin	**84.8%**	**83.9%**	**84.3%**	**83.9%**	**81.3%**	**83.9%**	**84.2%**	**83.1%**
Adjusted EBITDA	11.7	7.8	10.8	5.0	3.1	7.0	3.6	(1.7)
Less: Capital Expenditures	(0.4)	(0.7)	(2.2)	(1.9)	(0.4)	(0.6)	(0.3)	(0.1)
Less: Patent Application Costs	(0.1)	0.0	(0.1)	(0.2)	(0.0)	(0.1)	(0.0)	(0.1)
Adjusted Free Cash Flow	**11.2**	**7.1**	**8.5**	**2.9**	**2.7**	**6.3**	**3.3**	**(1.9)**

(1) Impact of revenue transition includes cash collected related to the remaining contracts and cost of sales recognized on those collections, as applicable. For a discussion of the revenue transition and the defined terms, refer to Item 8, Notes to the Consolidated Financial Statements in the MiMedx Group, Inc. Form 10-K for the years ended December 31, 2021 and 2020, and the respective Form 10-Qs for the noted quarterly periods. Note: certain figures may not foot due to rounding.

MIMEDX

ADJUSTED EBITDA RECONCILIATION

($ millions)	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22
Net (Loss) Income	**(8.5)**	**(19.4)**	**(16.6)**	**(8.4)**	**(1.8)**	**(2.3)**	**2.2**	**(10.5)**
Depreciation & Amortization	1.7	1.8	1.6	1.4	1.5	1.1	1.1	1.0
Interest Expense	2.6	1.5	1.5	1.5	1.4	1.0	1.2	1.1
Loss on Extinguishment of Debt	0.0	8.2	0.0	0.0	0.0	0.0	0.0	0.0
Income Tax	0.0	0.0	(1.0)	0.1	(0.0)	0.3	(0.1)	0.1
EBITDA	**(4.2)**	**(7.9)**	**(14.5)**	**(5.5)**	**1.1**	**0.0**	**4.4**	**(8.3)**
Investigation, Restatement & Related	11.4	12.0	20.4	7.2	(2.1)	3.2	(4.5)	2.6
Impairment of Intangible Assets	0.0	0.0	1.0	0.0	0.0	0.0	0.1	0.0
Share-Based Compensation	4.4	3.7	3.9	3.2	4.1	3.8	3.6	4.0
Adjusted EBITDA[1]	**11.7**	**7.8**	**10.8**	**5.0**	**3.1**	**7.0**	**3.6**	**(1.7)**

(1) Adjusted EBITDA is a non-GAAP measure consisting of GAAP net loss excluding: (i) depreciation, (ii) amortization of intangibles, (iii) interest expense, (iv) income tax provision, (v) costs incurred in connection with the Audit Committee Investigation and Restatement, (vi) impairment of intangible assets, and (vii) share-based compensation. Refer to Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC. Note: certain figures may not foot due to rounding.

MIMEDX